UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

GRID DYNAMICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38685	83-0632724
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5000 Executive Parkway, Suite 520

San Ramon, CA 94583

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 523-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GDYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2025, Grid Dynamics Holdings, Inc. (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to that certain Credit Agreement, dated as of March 15, 2022, as amended (the “Credit Agreement” and, as further amended by the Fourth Amendment, the “Amended Credit Agreement”), by and among the Company, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “Agent”). The Fourth Amendment, among other things, extends the maturity date of the Credit Agreement to March 15, 2028 and increases certain baskets under the debt, lien, investment, disposition and restricted payment covenants.

The Amended Credit Agreement provides for a secured multicurrency revolving loan facility in an initial aggregate principal amount of up to $30.0 million, with a $10.0 million letter of credit sublimit. The Company may increase the size of the revolving loan facility up to $50.0 million, subject to certain conditions and additional commitments from existing and/or new lenders. As of May 20, 2025, there was no outstanding principal amount of revolving loans outstanding under the revolving loan facility and no outstanding letters of credit. The proceeds of the revolving loans may be used for working capital and general corporate purposes.

At the Company’s option, revolving loans accrue interest at a per annum rate based on either (i) the base rate plus a margin ranging from 1.00% to 1.50%, (ii) an adjusted term SOFR or adjusted EURIBOR rate (based on one, three or six-month interest periods) plus a margin ranging from 2.00% to 2.50%, or (iii) an adjusted daily simple SOFR rate (or SONIA rate in the case of loans denominated in pounds sterling, or SARON rate in the case of loans denominated in Swiss francs), plus a margin ranging from 2.00% to 2.50%, in each case, with the applicable margin determined based on the Company’s consolidated total leverage ratio. The base rate means the greatest of (a) the prime rate, (b) the federal funds rate plus a margin equal to 0.50% and (c) the adjusted term SOFR rate for a one-month interest period plus a margin equal to 1.00%. Interest is due and payable in arrears monthly for loans bearing interest at the base rate or daily simple SOFR rate (or SONIA rate in the case of loans denominated in pounds sterling, or SARON rate in the case of loans denominated in Swiss francs), and at the end of an interest period (or at each three-month interval in the case of loans with interest periods greater than three months) in the case of loans bearing interest at the adjusted term SOFR or adjusted EURIBOR rates. The Company is also obligated to pay other closing fees, administration fees, commitment fees and letter of credit fees customary for a credit facility of this size and type.

The Company may borrow, prepay and reborrow funds under the revolving loan facility until March 15, 2028, at which time the revolving loan facility will terminate, and all outstanding loans, together with all accrued and unpaid interest, must be repaid.

The Company’s obligations under the Amended Credit Agreement are required to be guaranteed by certain of its domestic subsidiaries meeting materiality thresholds set forth in the Amended Credit Agreement. Such obligations, including the guaranties, are secured by substantially all of the personal property of the Company and the Company’s subsidiary guarantors.

The Amended Credit Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries to, among other things, incur debt, grant liens, undergo certain fundamental changes, make investments and acquisitions, make certain restricted payments, dispose of assets, enter into certain transactions with affiliates, and enter into burdensome agreements, in each case, subject to limitations and exceptions set forth in the Amended Credit Agreement. The Company is also required to maintain compliance with a consolidated total leverage ratio, determined in accordance with the terms of the Amended Credit Agreement.

The Amended Credit Agreement also contains customary events of default that include, among other things, certain payment defaults, cross defaults to certain other indebtedness, inaccuracy of representations and warranties, covenant defaults, change of control defaults, judgment defaults, and bankruptcy and insolvency defaults. If an event of default exists, the Agent on behalf of the lenders may require immediate payment of all obligations under the Amended Credit Agreement and may exercise certain other rights and remedies provided for under the Amended Credit Agreement, the other loan documents and applicable law. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Amended Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate.

Certain of the lenders under the Amended Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking, commercial lending and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Amended Credit Agreement is a summary and is qualified in its entirety by the terms and conditions of the Amended Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Fourth Amendment to Credit Agreement, dated as of May 20, 2025, by and among Grid Dynamics Holdings, Inc., as borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2025

GRID DYNAMICS HOLDINGS, INC.

By:	/s/ Anil Doradla
Name:	Anil Doradla
Title:	Chief Financial Officer

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